Exhibit 10.28

CONFIDENTIAL TREATMENT REQUESTED

Confidential portions of this document have been redacted and will be separately filed with the Securities and Exchange Commission.

2007 U.K. Special Incentive Plan

     Eligible Executives: * * * (1)

     Under the U.K. Incentive Plan each of the persons named in the prior sentence would receive the bonuses set forth below upon Ravenstock MSG Limited attaining the EBITDA indicated below for the fiscal year ended December 31, 2007 following the approval of the financial statements for such period by the Board:

Second Half of 2007
EBITDA	One-Time Bonus	Recipient
£ * * * (1) million or below	0	Not applicable
	£ * * * (1)	* * * (1)
£ * * * (1) million	£ * * * (1)	* * * (1)
	£ * * * (1)	* * * (1)
£ * * * (1) million	£ * * * (1)	* * * (1)
	£ * * * (1)	* * * (1)
£ * * * million and above	£ * * * (1)	* * * (1)

(1)	Confidential material redacted and will be filed separately with the Securities and Exchange Commission.